EXHIBIT 99.1

MARKETING SERVICES AGREEMENT

BETWEEN

MAINLAND RESOURCES, INC.

AND

SEI ENERGY, LLC

EFFECTIVE AS OF JANUARY 14, 2011

MARKETING SERVICES AGREEMENT

               This Marketing Services Agreement ("Agreement"), is entered into this 19th day of January, 2011, but is effective as of January 14, 2011 (the "Effective Date"), between Mainland Resources, Inc. ("Company") and SEI Energy, LLC ("Agent"). Company and Agent may be referred to collectively in this Agreement as the "Parties" or individually as a "Party."

               WHEREAS, Company owns certain Buena Vista prospect acreage upon which Company expects production;

               WHEREAS, Company desires to obtain marketing services and to enter into a purchase agreement regarding the production from such Buena Vista prospect acreage;

               WHEREAS, Agent is in the business of providing marketing services and purchasing production;

               WHEREAS, Company desires to enter into this Agreement to procure Marketing Services from Agent;

               WHEREAS, Company and Agent will enter into a Natural Gas Purchase Agreement ("GPA");

               NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set out in this Agreement, the Parties hereby agree as follows:

               1.       Scope of Marketing Services.

Agent shall provide certain advice and services to Company (the "Marketing Services"). The Marketing Services are to be performed in the capacity of an independent contractor in connection with certain aspects of the Company's business. Agent shall advise and consult with Company from time to time as reasonably requested by Company in connection with the marketing and sale of Company's production. Agent shall perform the Marketing Services in a diligent manner, with the level of care and skill exercised by a reasonable, prudent professional agent engaged in the same profession and under similar circumstances, and in accordance with sound and generally accepted industry standards. Agent shall devote such time to the performance of the Marketing Services as is necessary to effectively carry out the Marketing Services. Agent shall adhere to best reasonable schedules established by the Parties for the completion of Marketing Services; however, Agent will not be deemed in breach of this Agreement should such schedules not be met due to events or circumstances beyond the control of Agent. The Marketing Services to be provided by Agent to Company shall include, but not be limited to, the following:

               (a)       Gas Marketing Information. Agent shall gather detailed information regarding the gas marketing conditions and outlook for Company's Buena Vista prospect acreage. Such information shall include conditions for both the residue natural gas and the natural gas liquids, if present, as well as the availability of treating facilities.

               (b)       Downstream Options. Agent shall identify and evaluate all available "downstream" options; such evaluation shall include information such as distance, tap cost(s), existing line pressure(s), gas quality specifications, viability of take-away capacity and anticipated net values for Company's natural gas and products (NGLs (hereinafter defined) and crude/condensate, if present).

               (c)       Midstream/Gathering and Downstream Installation Options. Agent shall work with Company on all aspects of the installation of midstream/gathering and downstream facilities including reviewing and negotiating all contracts.

               (d)       Proper Procedures Regarding Downstream Transmission Pipeline(s). Agent shall conduct operations with Company to facilitate the proper procedures with the downstream transmission pipeline(s) to ensure the downstream transmission pipeline(s) completes the installation of tap and measurement facilities to receive Company's residue natural gas. However, in the event a midstream/gathering provider installs the tap and measurement facilities, Agent will work with midstream/gathering provider and Company to ensure the tap and measurement facilities are designed to serve the best interest of Company.

               (e)       Cost Benefit Analysis. Agent will provide Company with a cost benefit analysis to determine the best marketing arrangement for Company's residue gas. Using Agent's knowledge and expertise, Agent shall provide Company with the marketing arrangements that, in Agent's opinion, shall yield the highest netback value to Company.

               (f)       Pricing Strategies. Agent shall provide Company with comprehensive pricing strategies such as first of the month pricing, daily pricing, and fixed pricing. Agent will also offer risk management, structured products, and portfolio pricing.

               (g)       Possible Purchasers. Once the Parties have both executed the GPA, Agent shall disclose, to Company, all valid bids received for Company's production. Such disclosure shall fully detail the spectrum of all purchasers including a detailed description of each purchaser's offer to purchase Company's production. Agent shall provide Company with all necessary supporting documentation and pricing components to enable Company to verify proper pricing.

               (h)       Natural Gas Liquids.        If Natural Gas Liquids ("NGLs") are present, Agent shall make recommendations regarding the best marketing options for Company's NGLs. Agent shall fully disclose available purchasers for Company's NGLs in the Buena Vista prospect acreage to Company; the disclosure shall include all documentation necessary to prove up the Agent's recommendation regarding the best marketing option for Company.

               2.       Independent Contractor.

It is expressly understood that Agent is an independent contractor and that Agent, Agent's partners, affiliates, employees, and subcontractors, if any, are not employees of Company. Agent will be responsible for determining his own work schedule; provided, however, Agent agrees to perform the Marketing Services required hereunder in such a manner as to allow Agent to meet any reasonable time deadlines required by Company. Agent shall be responsible for the supervision and control of Agent's employees, contractors and subcontractors, if any, and for determining the manner in which the Marketing Services are performed Agent shall furnish, at its own expense, all necessary machinery, computers, software, equipment, tools, transportation and whatever else is necessary in the performance of the Marketing Services. Neither Party has any authority to legally bind the other Party in any respect.

               3.       Term.

This Agreement shall be deemed to have commenced on the Effective Date and shall continue for the latter of a period of one (1) year (the "Term"), or until Company produces its first production, at which time the Parties will have entered into a GPA, unless sooner terminated pursuant to the provisions of this Agreement.

               4.       Expenses and Payment.

Agent shall bear and pay all expenses related to the performance of the Marketing Services. Company shall in no situation owe any compensation to Agent for Marketing Services performed or to be performed. Agent hereby waives any possible claims against Company for any and all Marketing Services performed or to be performed. Parties shall enter into a Natural Gas Purchase Agreement. Agent shall be compensated pursuant to Exhibit A, "Rates"

               5.       Confidentiality.

In the course of performing the Marketing Services hereunder, Agent may come into possession of geological and geophysical maps and data, prospect information, software programs, trade secrets, client or customer lists, and other information regarding Company's business activities and opportunities ("Confidential Information"). Agent acknowledges that all such Confidential Information belongs to Company, constitutes specialized and highly Confidential Information not generally known in the industry; and, in some instances, constitutes trade secrets of Company. Accordingly, Agent recognizes and acknowledges that it is essential to Company to protect Company's Confidential and proprietary Information and Agent agrees to hold such Confidential Information in trust and confidence for Company's sole and exclusive use and benefit. During the Term of this Agreement and for a period of two (2) years thereafter, Agent shall not disclose any Confidential Information to any person, firm or association or other entity for any reason or purpose whatsoever, unless such Confidential Information has already become known to the general public or unless Agent is required to disclose the Confidential Information by a court of competent jurisdiction. In the event Agent is requested or required by judicial or administrative process to disclose such Confidential Information, Agent agrees to promptly notify Company of the request or requirement for disclosure, and to cooperate with Company should it seek an appropriate protective order or other appropriate remedy, and disclose only that portion of the Confidential Information that Agent is ordered to disclose or that Company agrees to allow to be disclosed.

               6.       Assignment

. Parties acknowledge and agree this Agreement may not be assigned by either party without the prior written consent of the other Party, which consent may be conditioned, delayed or withheld.

               7.       Termination.

This Agreement may be terminated prior to the end of the Term:

               (a)       By the Parties upon the mutual written consent of both Parties;

               (b)       By Company if Agent (i) breaches any covenant, term, or condition contained in this Agreement, or (ii) fails or refuses to perform the Marketing Services to be provided by Agent pursuant to this Agreement;

               (c)       By Company if Company discovers an existing viable alternative to deliver the Company's production in the Buena Vista prospect acreage to a market which provides a higher netback to Company which was not previously introduced by Agent; and

               (d)       By Company pursuant to Section 9(b)(i).

If either Party terminates this Agreement, then Company shall not be obligated to enter into a Natural Gas Purchase Agreement with Agent. In the event this Agreement is terminated, all obligations of Section 4, 5 and 8 shall survive for a period of four (4) years beyond the termination.

               8.       Indemnity.

               (a)       "Company Group" shall mean all of (i) Company, (ii) all of those persons holding ownership interests, of any kind, in Company, (iii) all of Company's partners, joint venturers, co-lessees, and affiliates, and (iv) with respect to all of the foregoing, all of each such person's respective managers, members, stockholders, shareholders, partners, joint venturers, officers, directors, employees, agents (other than members of Agent), representatives, invitees, contractors and subcontractors of every tier, assigns and successors, and insurers and underwriters.

               (b)       Agent shall release, defend, and indemnify Company Group and hold Company Group harmless from and against any claims, demands, causes of action (whether in tort, contract or otherwise), loss, expense, or damage which Company Group shall suffer or sustain in favor of any party, including but not limited to any judgment, award, settlement, attorneys' fees and other costs or expenses as they are incurred in connection with the investigation of, preparation for and defense of any actual or threatened action, proceeding or claim, (1) by reason of any breach by Agent of the terms of this Agreement or (2) by reason of any acts or omissions arising out Agent's performance, or attempted performance of the Marketing Services hereunder, "regardless of fault." Regardless of fault SHALL MEAN WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR PARTY, INCLUDING THE INDEMNIFIED PARTY OR PARTIES, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY.

               (c) Subject to SECTION 8(d) below, but notwithstanding anything else contained in this agreement to the contrary, neither Party shall be liable to the other Party for, and each Party hereby releases the other Party from, any and all indirect, special, punitive, exemplary or consequential damages or losses (collectively, "Consequential Damages") incurred by such Party, including, but not limited to, damages or losses for lost production, lost revenue, lost product, lost profits, lost business or business interruptions, REGARDLESS OF FAULT.

               (d)       REGARDLESS OF FAULT, the limitation of damages agreed to in Paragraph 8(c) above shall not apply to "pass-through" Claims for Consequential Damages that could otherwise be made under the "knock-for-knock" indemnity provisions of this section above.

               9.       Natural Gas Purchase Agreement.

               (a)       Natural Gas Purchase Agreement. Prior to Company's flow of initial production, the Parties shall enter into a GPA in substantially the same form attached hereto as Exhibit B, whereby Agent shall purchase and take title to Company's natural gas at Company's wellhead receipt point(s).

               (b)       Provisions. If the Parties enter into a Natural Gas Purchase Agreement, such agreement shall include the following provisions:

(i)       Term. The "Initial Term" for such Natural Gas Purchase Agreement shall be three (3) years commencing on the first day of production. In order to ensure sufficient takeaway capacity on downstream gathering and or transmission pipeline(s) for Company's production, the Parties may enter into agreements ("Service Agreements") beyond the initial three (3) year Initial Term, subject to Company's sole discretion. In the event the Parties enter into such subsequent Service Agreements, the term of the Natural Gas Purchase Agreement between the Parties shall be extended ("Extended Term") for a term equivalent to the term of the Service Agreement. Provided there is no Extended Term after the two (2) year anniversary of the Initial Term, then Company shall have the right to solicit competing bids from other parties. In the event Company receives a competing bid that Company determines is superior to Agent's pricing, Company shall provide Agent the competing bid on letter head of competing company. After Agent's receipt of such competing bid, Agent shall have sixty (60) days to match or exceed the competing bid (exclusive of Agent's Fee).  In the event Agent is unable to match or exceed the competing bid (exclusive of Agent's Fee) the Parties shall be released from any further obligation to one another and all existing agreements shall be deemed terminated.

(ii)      Payment. Agent will remit payment to Company "net" of all fees. These fees include, but are not limited to, gathering, compression, processing, treating and marketing. Payment shall be made pursuant to Exhibit B, "Rates."

(iii)     NGLs. Agent shall purchase Company's NGLs (if present).

(iv)      Nominations and Scheduling Responsibilities. Agent shall handle all nominations required on all system/facilities and downstream facilities, as well as any other scheduling responsibilities required to effectuate efficient delivery of Company's residue gas.

(v)       Revenue Distribution, Joint Interest Billing and 1099 Reporting. If Company so desires and requests, Agent shall provide revenue distribution, 1099 reporting and joint interest billing.

               10.     Miscellaneous.

               (a)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Company and Agent agree that in the event of a dispute arising between the Parties, the Parties agree to subject themselves to the jurisdiction of the District Courts of Harris County, Texas.

               (b)       Modifications. No provision of this Agreement may be changed or modified, except by written agreement signed by the Parties.

               (c)       Legal Compliance. Agent agrees to abide by all applicable laws and regulations, both state and federal, in the performance of his duties provided for in this Agreement.

               (d)       Entire Agreement. This Agreement contains the entire understanding of the Parties in connection with its subject matter and supersedes all previous verbal or written agreements.

               (e)       Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be considered to have been given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by e-mail (with written confirmation or receipt) or (iii) when received, if sent by a recognized overnight delivery service, in each to the appropriate addresses and e-mail addresses set forth below (or to such other addresses as a Party may designate by written notice to the other Party).

Agent at:          SEI Energy, LLC
                        2120 Northgate Park Lane, Suite 402
                        Chattanooga, TN 37415-6956
                        Phone: 423-875-6633
                        Fax: 423-875-6040
                        Attention: Brad Sawyer
                        E-mail: brad.sawyer@seienergy.com

Company at:    Mainland Resources, Inc.
                        21 Waterway Avenue, Suite 300
                        The Woodlands, TX 77380
                        Phone: 281-362-2861
                        Fax: 713-583-1162
                        Attention: Nick Atencio
                        E-mail: nickatencio@mainlandresources.com

               (f)       Invalidity. If any of the provisions of this Agreement shall be held invalid, that invalidity shall not affect any other provisions which can be given effect without the invalid provisions. To this end, the provisions of this Agreement are intended to be and shall be deemed severable.

               (g)       Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

               (h)       Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

               (i)       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

Signature Page Follows

               This Agreement has been executed as of the Effective Date stated above.

MAINLAND RESOURCES, INC. ("Company")

By:     "Nick Atencio"

Name:  Nick Atencio

Title:   CEO, Director

SEI ENERGY, LLC ("Agent")

By:    "John B. Sawyer"

Name:  John B. Sawyer

Title:   President

Exhibit A

RATES

Rates effective for Marketing Services performed by Agent:

               Once the Parties enter into a GPA, the price paid to Company shall be equal to 100% of the weighted average sales price for Company's production less Buyer's Fee Structure (below), less any and all applicable fees due, including, without limitation, gathering, treating, and processing fees, as set forth in the GPA. The Buyer's Fee Structure is as follows:

Buyer's Fee Structure

BCF 0-32	Rate $0.010/Mcf
>32, but ≤ 60	$0.0075/Mcf
>60	$0.005/Mcf

               Agent shall remit one-hundred percent (100%) of NGL revenue to Company or Company's designee attributable to Company's NGL production and delivery.

Exhibit B

GPA

GAS PURCHASE AGREEMENT

This Gas Purchase Agreement ("Agreement") is made and entered into this 1st day of _____________, 2011 by and between SEI Energy, LLC ("Buyer") and Mainland Resources, Inc. ("Seller").

WHEREAS, Seller and Buyer previously entered into a Marketing Services Agreement dated January 19, 2011, in which Buyer agreed to develop a marketing plan for Seller's gas produced within the Dedicated Acreage in exchange for Seller entering into this Agreement;

WHEREAS, Buyer has satisfied its obligations under the Marketing Services Agreement;

WHEREAS, Seller has supplies of gas available for sale from time to time from the Dedicated Acreage; and

WHEREAS, Seller desires to sell and Buyer desires to purchase such gas supplies pursuant to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1     The term "Btu" shall mean one (1) British Thermal Unit and, where appropriate, shall mean the plural thereof. One (1) Btu is defined as the amount of heat required to raise the temperature of one (1) pound avoirdupois of pure water one degree Fahrenheit (1° F) from a starting point of fifty-eight and five-tenths degrees Fahrenheit (58.5° F), under the constant pressure reported by Transporter. The term "MMBtu" shall mean one million (1,000,000) Btu. Btu shall be measured on a dry basis at 14.73 psia.

1.2     The term "day" shall mean a period of twenty-four (24) consecutive hours beginning at the time specified by Buyer. The term "month" shall mean a calendar month.

1.3     The term "Dedicated Acreage" shall mean all of Seller's interest in Buena Vista acres during the term of this Agreement as set forth on the map attached as Exhibit A.

1.4     The term "Delivery Point(s)" shall mean such point(s) as are mutually agreed upon between Seller and Buyer as set forth in a Transaction Confirmation.

1.5     The term "Delivery Period" shall mean the period during which deliveries are to be made as set forth in a Transaction Confirmation.

1.6     The term "gas" or "natural gas" shall mean any mixture of hydrocarbons and non-combustible gases in a gaseous state consisting primarily of methane, including hydrocarbons, heavier than methane that are or become liquid and can be sold as such.

1.7     The term "Transaction Confirmation" shall mean the document referred to in Article II which sets forth the terms of a purchase and sale transaction formed pursuant to Section 2.1 of said Article II. Each Transaction Confirmation hereunder shall set out the approximate daily volume which Seller has agreed to sell and deliver and Buyer has agreed to purchase and receive, the Delivery Point(s) at which sale and purchase shall take place, the Delivery Period for such purchase and sale, the price or prices to be paid by Buyer for each MMBtu of gas delivered by Seller to Buyer, and any special terms and provisions agreed to by the parties.

1.8     The term "Transporter" shall mean the pipeline company or pipeline companies with facilities connected to and downstream of the Delivery Point(s).

ARTICLE II
PURPOSE, PROCEDURES AND COMMITMENT

2.1      Should the parties come to an agreement regarding a gas purchase and sale transaction for a particular Delivery Period, Buyer shall record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by email to Seller within two (2) business days following the date of agreement. If Buyer's Transaction Confirmation is materially different from Seller's understanding of the agreement referred, Seller shall notify the sending party in writing via email prior to the initial flow date under Buyer's Transaction Confirmation. The failure of Seller to so notify Buyer in writing by such date shall constitute and be deemed hereunder as Seller's agreement to the terms of the transaction described in Buyer's Transaction Confirmation. If a Transaction Confirmation is objected to timely hereunder, then such Transaction Confirmation shall not be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences, including the use of phone recordings. The entire agreement between the parties shall be those provisions contained in both this Agreement and any effective Transaction Confirmation. In the event of a conflict among the terms of a Transaction Confirmation and this Agreement, the terms of the Transaction Confirmation shall govern.

2.2      Title to the gas shall the pass from Seller to Buyer at the Delivery Point(s) stated in each Transaction Confirmation.

2.3      Seller commits and dedicates to the performance of this Agreement all of its interests in lands, leases, and wells in the Dedicated Acreage and all gas, attributable to such interests, produced during the term of this Agreement. Except as provided herein, Seller agrees not to sell to any third parties any gas produced during the term hereof without the prior written consent of Buyer.

2.4      Seller and Buyer acknowledge that Buyer may need to enter into a gas gathering and or a gas processing/treating agreement with one or more gas gatherers and or processors/treaters. Buyer agrees not to enter into any such agreements without the prior consent of Seller.

2.5      Seller hereby expressly reserves the following rights with regard to the gas committed to Buyer hereunder: to operate Seller's oil and gas properties free from control by Buyer as Seller in Seller's sole discretion deems advisable, including without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering any of the oil and gas properties, and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation; and to pool, combine, and unitize any of Seller's oil and gas properties with other properties in the same field, and to alter pooling, combinations, or units, in which event this Agreement will cover Seller's allocated interest in unitized production insofar as that interest is attributable to the oil and gas properties committed under this Agreement, and the description of property committed will be considered to have been amended accordingly.

2.6      Should either party have reasonable grounds for doubting the ability of the other party to perform its obligations hereunder, the party having the basis for requesting assurance shall have the right to request and receive from the other party adequate assurance of performance. Such performance assurance shall be due no later than forty-eight (48) hours after the written request of the party requesting assurance and shall take one of the following forms, at the sole option and discretion of the party requesting assurance, including, but not limited to: a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security). Without limitation, a basis for requesting assurance shall include any reasonable grounds for insecurity with respect to the performance of the party providing assurance and/or any grounds that may constitute a basis for requesting adequate assurance of performance under Section 2-609 of the Uniform Commercial Code. Upon the occurrence of a party not providing adequate assurance of performance the other party may exercise its right to recoupment or setoff as provided in Section 10.1 and or may terminate this Agreement.

ARTICLE III
TERM

3.1      This Agreement shall become effective on the date first written above and continue for an initial term of three years (3 years) (the "Primary Term") and month to month thereafter until terminated by either party upon thirty-day (30 day) advanced written notice to the other; provided, however, the Agreement shall remain in effect until the expiration of the latest Delivery Period of any Transaction Confirmation(s) unless terminated by either party prior to such expiration.

3.2      In order to ensure sufficient takeaway capacity on downstream gathering and or transmission pipeline(s) for Seller's gas, the parties may enter into agreements ("Service Agreements") beyond the initial three (3) year term, subject to Seller's sole discretion. In the event the parties enter into such subsequent Service Agreements, the term of the Natural Gas Purchase Agreement between the parties shall be extended ("Extended Term") for a term equivalent to the term of the Service Agreement. Provided the parties have not entered into an Extended Term by the two (2) year anniversary of the Primary Term, then Seller shall have the right to solicit competing bids from other parties. In the event Seller receives a competing bid that Seller determines is superior to Buyer's pricing, whereby resulting in a higher netback to Seller, then Seller shall provide Buyer the competing bid. After Buyer's receipt of such competing bid, Buyer shall have sixty (60) days to match or exceed the competing bid (inclusive of Buyer's Fee) resulting in a higher netback than such other bid. In the event Buyer is unable to match or exceed the competing bid (inclusive of Buyer's Fee), the parties shall be released from any further obligation to one another and all existing agreements shall be deemed terminated.

3.3      Upon the expiration of the Primary Term and the Extended Term, Seller shall have the right, but not the obligation to continue selling Seller's gas to Buyer. However, provided that Buyer supplies Seller with a price for Seller's production that is equal to (inclusive of Buyer's Fee), or superior to (inclusive of Buyer's Fee) any bona fide competing bids Seller receives for Seller's gas resulting in the highest netback, then Seller shall continue to sell Seller's gas to Buyer without interruption. In the event Seller receives a competing bid that is superior to Buyer's price (inclusive of Buyer's Fee), Seller must provide Buyer the competing bid. If Seller determines such competing bid does indeed provide Seller with a superior netback (inclusive of Buyer's Fee), Buyer shall have sixty-days (60 days) from receipt of such competing bid to match or exceed the competing bid (inclusive of Buyer's Fee). In the event Buyer is unable to match or exceed the competing bid (inclusive of Buyer's Fee) within sixty-days (60 days), the parties shall be released from any further obligation to one another and all existing agreements shall be deemed terminated.

3.4     The rights of either party pursuant to Section 3.3, Article XI, and the obligations to make payment and audit hereunder survive the termination of any of this Agreement or any Transaction Confirmation.

ARTICLE IV
MEASUREMENT, PRESSURE AND QUALITY

4.1      Gas shall be delivered by Seller to Buyer at the Delivery Point(s) at pressures sufficient to allow the gas to enter the facilities of Transporter.

4.2      The gas delivered to Buyer hereunder shall be merchantable gas and shall meet the specifications of Transporter. Quality testing will be in accordance with Transporter's procedures. The Gross Heating Value of the gas shall be determined pursuant to Transporter's procedures. In the event gas delivered by Seller fails to conform to such specifications, Buyer may, in addition to all other remedies available to Buyer, refuse to accept all or any portion of such gas.

4.3      Volume measurement and adjustment of any volume inaccuracies shall be performed pursuant to Transporter's procedures.

ARTICLE V
QUANTITY AND TRANSPORTATION

5.1     Subject to the terms and conditions of this Agreement, and unless stated to the contrary in any Transaction Confirmation, Seller agrees to sell and deliver, and Buyer agrees to purchase and receive all gas which Seller delivers to the Delivery Point from time to time during the Delivery Period stated in each Transaction Confirmation.

5.2     Seller recognizes that the gas deliveries hereunder may be transported under third party contracts in the facilities of Transporter that provide for penalties or the imposition of certain charges, including, but not limited to, cash outs on or for variances between nominations and actual volumes received for transport ("Imbalance Penalties"); and that Buyer is reliant on timely and accurate volume information provided by Seller to nominate volumes purchased from Seller. The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Penalties.

5.3     Notwithstanding any other provision to the contrary, Seller hereby expressly reserves the following right to use gas as needed for the development or operation of the lease/unit in which the well(s) are located including the use of gas for fuel, drilling, deepening, pressure maintenance of the reservoir, and as needed to fulfill Seller's obligations to lessor(s).

5.4     Either party may without liability briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the party requiring such relief shall give to the other Party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other party will not be affected. The party requiring such relief shall endeavor to arrange such interruptions so as to minimize any adverse economic effect on the other party.

5.5     Seller may dispose of any gas not taken by Buyer for any reason, including events of force majeure, subject to Buyer's right to resume purchases at any subsequent time. If Buyer does not take any gas for fifteen (15) consecutive days, for reasons other than pressure, quality or force majeure, then, in such event, Seller, at Seller's sole discretion, may (i) unilaterally terminate this Agreement by giving written notice of termination to Buyer, or (ii) allow Buyer to resume purchases only upon fifteen (15) days advance written notice by Buyer as of the beginning of a month unless otherwise agreed.

ARTICLE VI
TAXES

6.1      Seller shall pay or cause to be paid all taxes imposed on or with respect to the gas at or prior to its delivery at the Delivery Point(s), including severance and other production taxes. If Buyer agrees in a Transaction Confirmation or is otherwise required by the applicable taxing authority to remit such taxes, Buyer shall be entitled to deduct said taxes from its payments to Seller hereunder.

6.2      It is understood and agreed that the price(s) stated in any Transaction Confirmation is the total compensation for gas sold hereunder. Unless stated to the contrary in a Transaction Confirmation, all gas hereunder shall be assumed dry for pricing purposes.

ARTICLE VII
NOTICES

7.1     Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, by mail, or by express courier, postage prepaid, by either party to the other at the addresses provided below or upon receipt of a legible telecopy. Unless changed by either party, the addresses are as follows:

To Seller:	To Buyer:
Mainland Resources, Inc.	SEI Energy, LLC
21 Waterway Avenue, Suite 300	2120 Northgate Park Lane, Suite 402
The Woodlands, TX 77380	Chattanooga, TN 37415-6956

Phone: 281.362.2861	Phone: 423.875.6633
Fax: 713.583.1162 Email: nickatencio@mainlandresources.com	Fax: 423.875.6040 Email: brad.sawyer@seienergy.com

ARTICLE VIII
WARRANTIES AND INDEMNITIES

8.1     Seller warrants that Seller shall at the time of delivery of gas to Buyer have good title to, or the right to sell all such gas delivered to Buyer for Seller's account at the Delivery Point(s), free and clear of all liens, encumbrances, and claims whatsoever; that Seller shall at the time of delivery have the right to deliver such gas and that Seller shall have the unencumbered and unrestricted right to process the gas. Seller shall indemnify, save, and hold Buyer, its subsidiaries and/or affiliates, and their directors, officers, employees, and agents free and harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of a breach of the warranty contained in this Section 8.1. In the event of any adverse claim pertaining to the gas committed hereunder, Buyer, in addition to all other remedies it may have at law or in equity hereunder, may withhold payments due under this Agreement up to the amount of such claim without interest. Such withholding of payments as security for the performance of Seller's obligations with respect to such claim may continue until the claim has been finally determined or Seller shall have furnished a bond to Buyer in an amount and with sureties satisfactory to Buyer, conditioned for the protection of Buyer with respect to such claim.

8.2     Seller shall be responsible and liable for any and all royalty payments Seller owes as to Seller's gas. Buyer shall not have any responsibility or liability for royalty payments on Seller's gas, and Seller shall indemnify and hold Buyer harmless against any such royalty payments. However, Seller may elect for Buyer to perform revenue distribution services on behalf of Seller. Such election must be made in writing and prior to the effective date of this Agreement. Such revenue distribution services will be performed in accordance with, and under the terms of a separate Services Agreement.

8.3     BUYER SHALL RELEASE, INDEMNIFY, DEFEND AND SAVE SELLER, AND ALL OF ITS RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, PARTNERS, WITH RESPECT TO THE AFOREMENTIONED, EACH OF THEIR CONTRACTORS AND SUBCONTRACTORS OF EVERY TIER, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND INSURERS ("SELLER GROUP") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DEATH, ILLNESS, OR BODILY INJURY OF ANY PERSON OR LOSS OR DAMAGE TO REAL OR PERSONAL PROPERTY ATTRIBUTABLE TO BUYER'S OR BUYER'S DESIGNEE'S OPERATIONS HEREUNDER, THE GAS DELIVERED HEREUNDER AT AND AFTER DELIVERY THEREOF TO BUYER AT THE DELIVERY POINT(S), OR REGARDLESS OF THE CAUSE OR CAUSES THEREOF, INCLUDING THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR OTHER FAULT OF SELLER GROUP OR PRE-EXISTING CONDITION. THE INDEMNITY PROVIDED FOR IN THIS PARAGRAPH SHALL NOT PROTECT SELLER GROUP FROM THE CONSEQUENCES OF SELLER GROUP'S WILLFUL MISCONDUCT.

8.4     SELLER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER, AND ALL OF ITS RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, PARTNERS, WITH RESPECT TO THE AFOREMENTIONED, EACH OF THEIR CONTRACTORS AND SUBCONTRACTORS OF EVERY TIER OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND INSURERS ("BUYER GROUP") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DEATH, ILLNESS, OR BODILY INJURY OF ANY PERSON OR LOSS OR DAMAGE TO REAL OR PERSONAL PROPERTY ATTRIBUTABLE TO SELLER'S GAS PRIOR TO DELIVERY TO BUYER AT THE DELIVERY POINT(S), REGARDLESS OF THE CAUSE OR CAUSES THEREOF, INCLUDING THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR OTHER FAULT OF BUYER OR PRE-EXISTING CONDITION. THE INDEMNITY PROVIDED FOR IN THIS PARAGRAPH SHALL NOT PROTECT BUYER GROUP FROM THE CONSEQUENCES OF BUYER GROUP'S WILLFUL MISCONDUCT.

ARTICLE IX
LAWS AND REGULATIONS

9.1     This Agreement is subject to all valid legislation and all valid present or future laws, orders, rules, and regulations, of duly constituted authorities now or hereafter having jurisdiction or control over the parties, the services contemplated herein, and the facilities used to provide those services.

9.2     This Agreement shall be interpreted, construed, and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any court having jurisdiction sitting in Harris County, Texas, the United States of America, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

9.3     For breach of any provision for which an express remedy or measure of damages is herein provided, such express remedy or measure of damages shall be the sole and exclusive remedy hereunder. If no remedy or measure of damages is expressly herein provided, the obligator's liability shall be limited to direct actual damages only, such direct actual damages shall be the sole and exclusive remedy hereunder. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY WILL BE LIABILE OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES OR FOR LOST PROFITS WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF. REGARDLESS OF FAULT, THE LIMITATIONS OF DAMAGES AGREED TO IN THIS PARAGRAPH SHALL NOT APPLY TO "PASS-THROUGH" CLAIMS FOR CONSEQUENTIAL DAMAGES THAT COULD OTHERWISE BE MADE UNDER THE INDEMNITY PROVISIONS OF SECTION 8.3 AND SECTION 8.4.

9.4     Each party reserves to itself all rights, set-offs, recoupment, counter claims and other remedies consistent with Section 10.2 (to the extent not expressly herein waived or denied) which such party has or may be entitled to arising from or out of this Agreement. All outstanding payment obligations under this Agreement may be offset against each other, set off or recouped therefrom.

ARTICLE X
STATEMENTS, PAYMENT AND AUDIT

10.1   Buyer shall make payment to Seller, via electronic funds transfer, on or before the last "business day" of the month, following the month of production to Seller's designated bank account. For purposes herein, "a business day" is any day except Saturday, Sunday or Federal Reserve Bank holidays. As between the parties, late payments by Buyer will carry compound interest at the greater of 6% per annum or the maximum lawful interest rate. If Buyer's failure to pay any amount due hereunder continues beyond three (3) days after the due date for such payment, then the Seller, in addition to all other legal remedies available to it, shall have the right and option, to suspend further deliveries of Seller's gas for purchase and or terminate this Agreement. Further, upon the occurrence of such payment default, Seller may exercise: (i) recoupment by retaining, freezing, holding, and/or liquidating production in the possession of Seller or any other amount that would be otherwise deliverable or payable to the other party under this Agreement to satisfy and apply to any amounts owed by the Buyer; and/or (ii) setoff by retaining, freezing, holding, and liquidating the production or any other amount that would be otherwise deliverable or payable to the other party under this Agreement as a setoff or offset against any amounts that are due or may become due from the other party to the Seller under this Agreement or applicable law as of the time of the setoff or offset or at any later time. Should the Seller elect to exercise its rights to setoff or recoupment under this Section 10.1, the Seller shall notify the other party in writing, within ten (10) business days of such recoupment, setoff, and/or offset; provided, however, the Seller shall not be required to provide the other party with any advance notice whatsoever before exercising the rights of recoupment, setoff, and/or offset as set forth herein. Each party does hereby agree to (i) a lifting of the automatic stay in bankruptcy under 11 U.S.C. Section 362 and other applicable law to the extent necessary to allow for the recoupment, setoff, and/or offset provided for under this Agreement and (ii) not oppose a motion by Seller seeking authority to do same. Each party further agrees that, without limiting the scope of any recoupment that may be exercised under the terms of this Section 10.1, that any recoupment exercised as provided for herein shall be considered to be within a single transaction. The rights granted to the Seller pursuant to this Section 10.1 are in addition to any other legal rights against the other party to which the Seller may be otherwise entitled.

10.2   Buyer and Seller shall each preserve all records applicable to this Agreement, including all test and measurement data and charts, for a period of at least twenty-four (24) months following the end of each calendar year, or such longer periods as shall be required under law or regulation. Either party, upon notice in writing to the other, shall have the right at reasonable hours to audit the accounts and records relating to the accounting or billing under the provisions of any article hereof for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided however, that the auditing party must take written exception to a made claim upon the other party for all discrepancies disclosed by party or its representative at the auditing party's expense. Any payment shall be final as to all parties unless questioned within twenty-four (24) months after the calendar year in which payment has been made thereon.

ARTICLE XI
FORCE MAJEURE

11.1   Neither Buyer nor Seller shall be liable in damages to the other for any act, omission, or circumstances, occasioned by or in consequence of any blockades, insurrections, riots, epidemics, floods, washouts, landslides, mudslides, earthquakes, extreme cold or freezing weather, lightning, restraint of rulers and peoples, civil disturbances, explosions, breakage of or accident to wells, machinery or line of pipe, plant maintenance, the order of any court or governmental authority having jurisdiction, failure of transportation, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspensions and which by the exercise of due diligence such party is unable to prevent or overcome. Failure to prevent or settle any strike or strikes shall not be considered a matter within the control of the party claiming suspension. With regard to the installation of new facilities, delay or inability to obtain any necessary permits or rights-of-way from a regulatory agency or landowner after application or request therefor by Buyer shall be deemed to be a Force Majeure event. Such causes or contingencies affecting the performance under this Agreement by either Buyer or Seller, however, shall not relieve either party of liability in the event of its concurring negligence or in the event of its failure to use due diligence to remedy the situations and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such causes or contingencies affecting such performance relieve either party from its obligations to make payments of amounts then due in respect of gas therefore delivered.

ARTICLE X11
MISCELLANEOUS

12.1   A waiver by either party of any one or more defaults by the other party hereunder shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

12.2   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and such counterparts together shall constitute one instrument. This Agreement shall replace and supersede any other agreement between the parties for the sale and purchase of gas.

12.3   Either party may assign or otherwise convey any of its rights, titles, or interests under this Agreement to an affiliate without prior approval, but with notice to the other, as long as the entity has a credit status which is at least equivalent to the credit status of the assignor including any guarantor. Either party may assign or otherwise convey any of its rights, titles, or interests to any third party provided it has obtained the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, Seller may assign to any party acquiring Seller's interest in the Dedicated Acreage without the consent of Buyer. Any assignment permitted hereunder shall not relieve the assigning party of any obligation arising hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties.

12.4   In the event of the bankruptcy of any party, and prior to the cure thereof, the other party shall be entitled in its sole discretion to suspend performance or terminate this Agreement and pursue such other remedy or remedies as may be available to it under this Agreement (including, without, limitation, exercising the rights of recoupment, setoff, offset and/or liquidation), at law or in equity, subject, however, to the indemnities set forth in Article VIII.

12.5   Without limiting the applicability of any other provision of title 11 of the United States Code, 11 U.S.C. Section Section 101, et seq., as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 553, 556, 560, 561 and 562 thereof and the applicable definitions in Section 101 thereof), the Parties acknowledge and agree that: (i) this Agreement and all transactions entered into hereunder constitute "forward contracts" and/or "swap agreements" and this Agreement constitutes a "master netting agreement" as defined in section 101 of the Bankruptcy Code; (ii) each Party is a "master netting agreement participant," a "forward contract merchant" and/or a "swap participant" as defined in the Bankruptcy Code; (iii) the rights of the Parties under Sections regarding default of this Agreement constitute "contractual rights" to liquidate, terminate or accelerate, as applicable, this Agreement and the transactions entered into hereunder; (iv) any margin or collateral provided under any margin, collateral, security, or similar agreement related hereto and all payment obligations of any Party to the other hereunder constitute a "margin payment" or a "settlement payment" as defined in section 101 of the Bankruptcy Code; and (v) the Parties are entitled to the rights under, and protections afforded by, sections 362, 546, 553, 556, 560, 561 and 562 of the Bankruptcy Code.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date first written above.
BUYER:	SELLER:
SEI ENERGY, LLC By: _____________________________________ Name: John B. Sawyer Title: President Date:	MAINLAND RESOURCES, INC. By: _____________________________________ Name: Nick Atencio Title: CEO Date: ________________________________

Signature Page

EXHIBIT A

"Dedicated Acreage"

Exhibit A

TRANSACTION CONFIRMATION
GAS PURCHASE AGREEMENT DATED _________________, 2011
BY AND BETWEEN
SEI ENERGY, LLC ("BUYER")
AND
MAINLAND RESOURCES, INC. ("SELLER")

This Transaction Confirmation is subject to the above captioned Agreement. The terms of this Transaction Confirmation are binding unless disputed in writing prior to the nomination deadline for initial deliveries of the below volumes.

DAILY VOLUME	All gas delivered by Seller at the Delivery Point(s).
DELIVERY PERIOD

_________ 1, 2011 thru _____________, 2014, unless terminated or discontinued by either party prior to _______, 2014. Thirty-day (30-Day) evergreen thereafter. After _____, 2014 thirty-day (30-Day) notice to terminate by either party.

DELIVERY POINT (S)	Buena Vista Acreage TBD Well or CP: TBD Meter#: TBD Mississippi
PRICE PER MMBTU	Buyer shall pay Seller one-hundred percent (100%) of Seller's weighted average sales price for Seller's production at the above referenced meter(s) less Buyer's Fee below.
Buyer's Fee
	BCF 0-32	Rate $0.010/Mcf
	>32, but ≤ 60	$0.0075/Mcf
	>60	$0.005Mcf
SPECIAL PROVISIONS	All Seller's volumes are purchased "net" of gathering and transportation fees (exclusive of Buyer's Fee) at the wellhead.

BUYER'S SIGNATURE	SELLER'S SIGNATURE
SEI ENERGY, LLC BY: ___________________________________ NAME: John B. Sawyer TITLE: President DATE: ________________________________	MAINLAND RESOURCES, INC. BY: ___________________________________ NAME: Nick Atencio TITLE: CEO DATE: ________________________________

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